Exhibit 99.1

       Reliance Steel & Aluminum Co. Reports 2004 First Quarter
                          Financial Results

    LOS ANGELES--(BUSINESS WIRE)--April 15, 2004--

         Highest Ever Quarterly Sales of $656 Million, up 46%
          Record Quarterly Net Income and Earnings Per Share

    Reliance Steel & Aluminum Co. (NYSE:RS) today reported its best ever quarterly financial results for the three months ended March 31, 2004. For the 2004 first quarter, net income was a record $29.8 million, or $.92 earnings per diluted share. This compares with net income of $5.6 million, or $.18 earnings per diluted share for the three months ended March 31, 2003 and net income of $9.7 million, or $.30 earnings per diluted share for the fourth quarter ended December 31, 2003. Sales for the 2004 first quarter were the highest ever at $655.8 million, an increase of 46% compared with 2003 first quarter sales of $450.8 million and up 35% compared with 2003 fourth quarter sales of $485.2 million. The 2004 first quarter financial results include a pre-tax LIFO expense amount of $27.5 million, or $.51 per diluted share.
    Reliance's Chief Executive Officer, David H. Hannah, said, "As we stated on February 19 and March 24, 2004, metals pricing and business activity were increasing significantly during the first quarter. Volumes (or tons sold not including toll processing) increased 19% compared to the 2003 first quarter and 15% compared to the 2003 fourth quarter. Demand levels continue to strengthen, allowing us to pass along the higher costs of our products to our customers. Metals pricing for the majority of our products continues to rise and supply levels and availability remain tight.
    "Most of the industries that we serve have shown improved sales levels, with the exception of the commercial aerospace market. Additionally, all geographic areas where we operate have experienced improved business activity. We expect the current business environment to continue through the 2004 second quarter. Prices, overall, should remain at elevated levels. Once again, gross profit management will be the key factor. We expect our LIFO expense amount in the second quarter to be similar to the amount recorded in the 2004 first quarter. At this time, our best estimate for the 2004 second quarter is a range of $.85 to $.95 earnings per diluted share," said Hannah.
    On February 24, 2004, the Company announced its regular quarterly cash dividend payment of $.06 per share of common stock. The 2004 first quarter cash dividend was paid on April 2, 2004 to shareholders of record March 12, 2004. 2004 marks the 44th consecutive year that Reliance has paid quarterly dividends to its shareholders.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the first quarter financial results for the period ended March 31, 2004. All interested parties are invited to listen to the web cast on April 15, 2004 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through May 15, 2004 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of 106 processing and distribution centers in 30 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named as one of "America's Most Admired Companies" listed in the diversified wholesalers category in the March 8, 2004 issue of Fortune.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)


                                                      Three Months
                                                     Ended March 31,
                                                     2004       2003
                                                     ----       ----
Income Statement Data:
Net sales                                         $655,765   $450,823
Gross profit                                       187,430    119,403
Operating profit                                    58,696     14,321
EBITDA(1)                                           67,684     22,307
EBIT(1)                                             56,638     14,803
Pre-tax income                                      49,158      9,197
Net income                                          29,839      5,579
EPS -- diluted                                        $.92       $.18
Weighted average shares outstanding
 -- diluted                                     32,469,082 31,755,609
Gross margin                                          28.6%      26.5%
Operating profit margin                                9.0%       3.2%
EBITDA margin(1)                                      10.3%       5.0%
EBIT margin(1)                                         8.6%       3.3%
Pre-tax margin                                         7.5%       2.0%
Net margin                                             4.6%       1.2%
Cash dividends per share                              $.06       $.06

                                                   March 31,  Dec. 31,
                                                     2004       2003
                                                     ----       ----
Balance Sheet and Other Data:
Current assets                                    $679,659   $544,586
Working capital                                    406,173    341,762
Net fixed assets                                   464,171    466,871
Total assets                                     1,501,445  1,369,424
Current liabilities                                273,486    202,824
Long-term debt                                     497,000    469,250
Shareholders' equity                               679,404    647,619
Capital expenditures (year-to-date)                  8,347     20,909
Net debt-to-total capital(2)                          42.8%      43.1%
Return on equity(3)                                    9.0%       5.6%
Current ratio                                          2.5        2.7
Book value per share                                $20.98     $20.10
Cash flow from operations per share(3)               $2.25      $3.34

(1) See Consolidated Statements of Income for reconciliation of
    EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(2) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

(3) Calculations are based on the latest twelve months.


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)

                                ASSETS
                                                  March 31,   Dec. 31,
                                                    2004        2003
                                                    ----        ----
                                                 (Unaudited)
Current assets:
 Cash and cash equivalents                         $12,529     $2,166
 Accounts receivable, less allowance
  for doubtful accounts of $7,950
   at March 31, 2004 and $4,716
    at December 31, 2003, respectively             321,154    221,793
 Inventories                                       313,048    288,080
 Prepaid expenses and other current assets          14,992     14,593
 Deferred income taxes                              17,936     17,954
Total current assets                               679,659    544,586
Property, plant and equipment, at cost:
 Land                                               57,077     57,077
 Buildings                                         257,202    256,708
 Machinery and equipment                           354,042    349,933
 Accumulated depreciation                         (204,150)  (196,847)
                                                   464,171    466,871
Goodwill, net of accumulated amortization
 of $33,024 at March 31, 2004
  and December 31, 2003                            325,434    325,305
Other assets                                        32,181     32,662
Total assets                                    $1,501,445 $1,369,424

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $163,055    $98,438
 Accrued expenses                                   55,992     53,265
 Wages and related accruals                         25,014     22,696
 Deferred income taxes                               6,025      6,025
 Current maturities of long-term debt               23,400     22,400
Total current liabilities                          273,486    202,824
Long-term debt                                     497,000    469,250
Deferred income taxes                               40,349     40,349
Minority interest                                   11,206      9,382
Commitments and contingencies                           --         --
Shareholders' equity:
 Preferred stock, no par value:
   Authorized shares -- 5,000,000
   None issued or outstanding                           --         --
 Common stock, no par value:
   Authorized shares -- 100,000,000
   Issued and outstanding shares -- 32,378,542
    at March 31, 2004 and 32,225,872 at
     December 31, 2003, respectively,
      stated capital                               306,758    303,587
 Retained earnings                                 373,484    344,962
 Accumulated other comprehensive loss                 (838)      (930)
Total shareholders' equity                         679,404    647,619
Total liabilities and shareholders' equity      $1,501,445 $1,369,424


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)

                                                      Three Months
                                                     Ended March 31,
                                                    2004        2003
                                                    ----        ----

Net sales                                         $655,765   $450,823
Other income, net                                      507        563
                                                   656,272    451,386
Costs and expenses:
  Cost of sales (exclusive of depreciation
   and amortization shown below)                   468,335    331,420
  Warehouse, delivery, selling, general
   and administrative                              118,506     97,884
  Depreciation and amortization                     11,046      7,504
  Interest                                           7,480      5,606
                                                   605,367    442,414

Income before equity in earnings of 50%-owned
 company, minority interest and income taxes        50,905      8,972
Minority interest                                   (1,747)       225
Income from continuing operations
 before income taxes                                49,158      9,197
Provision for income taxes                          19,319      3,618

Net income                                         $29,839     $5,579

Earnings per share:
Income from continuing operations - diluted           $.92       $.18
Weighted average shares outstanding - diluted   32,469,082 31,755,609

Income from continuing operations - basic             $.92       $.18
Weighted average shares outstanding - basic     32,293,160 31,755,609

Cash dividends per share                              $.06       $.06

                   Reconciliation of EBIT and EBITDA

Income from continuing operations
 before income taxes                               $49,158     $9,197
Interest expense                                     7,480      5,606
EBIT                                               $56,638    $14,803
Depreciation and amortization expense               11,046      7,504
EBITDA                                             $67,684    $22,307


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Three Months Ended
                                                         March 31,
                                                      2004      2003
                                                      ----      ----
Operating activities:
Net income                                           $29,839   $5,579
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                      11,046    7,504
   Loss (gain) on sales of machinery and equipment        79      (45)
   Minority interest                                   1,747     (225)
   Changes in operating assets and liabilities:
     Accounts receivable                             (99,361) (18,995)
     Inventories                                     (24,968)   1,936
     Prepaid expenses and other assets                  (820)    (286)
     Accounts payable and accrued expenses            69,662   26,097
Net cash (used in) provided by operating activities  (12,776)  21,565

Investing activities:
Purchases of property, plant and equipment, net       (8,347)  (3,296)
Proceeds from sales of property and equipment            739      110
Net cash used in investing activities                 (7,608)  (3,186)

Financing activities:
Proceeds from borrowings                              96,000    4,035
Principal payments on long-term debt
 and short-term borrowings                           (67,250) (17,175)
Payments to minority shareholders                         --     (378)
Dividends paid                                        (1,940)  (1,905)
Issuance of common stock                               3,794      218
Net cash provided by (used in) financing activities   30,604  (15,205)
Effect of exchange rate changes on cash                  143     (311)
Increase in cash and cash equivalents                 10,363    2,863
Cash and cash equivalents at beginning of period       2,166    9,305
Cash and cash equivalents at end of period           $12,529  $12,168

Supplemental cash flow information:

Interest paid during the period                       $4,691     $995
Income taxes paid during the period                   $4,840     $309


    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com